JOINDER AND FIRST AMENDMENT TO SECOND amended and restated LOAN AND SECURITY AGREEMENT
This JOINDER AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 26, 2015 (this “Joinder”), is entered into by and among THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), as administrative agent for the lenders (the “Lenders”) party to the Loan Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), the Lenders, and each of WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland Parent”), WESTMORELAND ENERGY LLC, a Delaware limited liability company (“Westmoreland Energy”), WESTMORELAND - NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company (“Westmoreland NC”), WEI-ROANOKE VALLEY, INC., a Delaware corporation (“WEI”), WESTMORELAND - ROANOKE VALLEY, L.P., a Delaware limited partnership (“Westmoreland Roanoke”), WESTMORELAND PARTNERS, a Virginia general partnership (“Westmoreland Partners”), WESTMORELAND RESOURCES, INC., a Delaware corporation (“Westmoreland Resources”), WESTMORELAND KEMMERER, INC., a Delaware corporation (“Kemmerer”), WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation (“Coal Sales”), WRI PARTNERS, INC., a Delaware corporation (“WRI”), WCC LAND HOLDING COMPANY, INC., a Delaware corporation (“WCC”), WESTMORELAND CANADA LLC, a Delaware limited liability company (“WC LLC”), WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation (“WES”), WESTMORELAND MINING LLC, a Delaware limited liability company (“WML”), WESTERN ENERGY COMPANY, a Montana corporation (“WECO”), TEXAS WESTMORELAND COAL CO., a Montana corporation (“TWCC”), WESTMORELAND SAVAGE CORPORATION, a Delaware corporation (“Savage”), and DAKOTA WESTMORELAND CORPORATION, a Delaware corporation (“Dakota”; together with Westmoreland Parent, Westmoreland Energy, Westmoreland NC, WEI, Westmoreland Roanoke, Westmoreland Partners, Westmoreland Resources, Kemmerer, Coal Sales, WRI, WCC, WC LLC, WES, WML, WECO, TWCC and Savage, each an “Existing US Borrower” and collectively, the “Existing US Borrowers”), WESTMORELAND CANADIAN INVESTMENTS L.P., a limited partnership organized and existing under the laws of the Province of Quebec (“WC Investments”), WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta (“Westmoreland Canada”), WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta (“WPR”), PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta (“PMRL”), COAL VALLEY RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta (“CVRI”), PRAIRIE COAL LTD., a corporation organized and existing under the laws of the Province of Saskatchewan (“PCL”), WILLOWVAN MINING LTD., a corporation organized and existing under the laws of the Province of Saskatchewan (“Willowvan”), and POPLAR RIVER COAL MINING PARTNERSHIP, a partnership organized and existing under the laws of the Province of Saskatchewan (“PRC”; together with WC Investments, Westmoreland Canada, WPR, PMRL, CVRI, PCL and Willowvan, each a “Canadian Borrower” and collectively, the “Canadian Borrowers”), WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands (“WCC BV”), and BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company (the “New US Borrower”; together with the Existing US Borrowers, individually each a “US Borrower” and collectively, the “US Borrowers”).
W I T N E S S E T H:
WHEREAS, the Existing US Borrowers, the Canadian Borrowers, WCC B.V., the Administrative Agent and the Lenders entered into a certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Existing US Borrowers and the Canadian Borrowers established certain financing arrangements with the Lenders; and
WHEREAS, the Existing US Borrowers, the Canadian Borrowers and WCC B.V. have requested that the New US Borrower be added as “US Borrower” under the Loan Agreement and all other Loan Documents, and the Administrative Agent and the Lenders are willing to establish such arrangements for and make the loans and extensions of credit to the New US Borrower subject to the Borrowers executing and delivering this Joinder to the Administrative Agent and the Lenders.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Joinder, the parties, intending to be bound, hereby agree as follows:
Section1Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Joinder, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement or the other Loan Documents are inconsistent with the amendments set forth in Section 3 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and its provisions shall be binding on the parties hereto.
Section2Joinder to the Loan Agreement and Loan Documents.
(a)The parties hereto agree that the New US Borrower shall, from and after the date hereof, be deemed a “US Borrower” and a “US Loan Party” for all purposes of the Loan Agreement and other Loan Documents. Accordingly, the New US Borrower hereby joins in, assumes and agrees to be bound by all of the conditions, covenants, representations, warranties and other agreements applicable to each Existing US Borrower set forth in the Loan Agreement and the other Loan Documents, and each US Loan Party set forth in the Loan Agreement and the other Loan Documents, and hereby agrees to promptly execute and deliver all further documentation reasonably required by the Administrative Agent to be executed by the Borrowers (including the New US Borrower) in connection with the foregoing. Without limiting the generality of the foregoing, the New US Borrower hereby agrees to be jointly and severally liable, along with all the Existing US Borrowers, for all existing and future Obligations.
(b)The New US Borrower hereby assigns, pledges and grants to Administrative Agent for the benefit of the Lenders a security interest in all of its right, title and interest in and to the Collateral owned by the New US Borrower to secure the Obligations in accordance with Section 5.1 of the Loan Agreement. The New US Borrower consents to Administrative Agent preparing and filing a UCC financing statement naming the New US Borrower as debtor and the Administrative Agent as secured party, and describing the New US Borrower’s Collateral and such other documentation as the Administrative Agent may require to evidence, protect and perfect the Liens created by the Loan Agreement, as modified hereby.
(c)This Joinder constitutes the legal, valid and binding obligation of each Borrower, and is enforceable against each Borrower in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar federal, provincial or state laws or judicial decisions relating to or affecting the enforceability of creditors’ rights generally and to general principles of equity.

(d)The New US Borrower hereby (1) confirms that, after giving effect to the information set forth on the Supplemental Schedules attached hereto as Exhibit A, all of the representations and warranties set forth in Section 11 of the Loan Agreement are true and correct in all material respects as of the date hereof with respect to the New US Borrower, (2) covenants to perform its obligations under the Loan Agreement and the other Loan Documents and (3) specifically represents and warrants to the Administrative Agent and the Lenders that it is the lawful owner all of, or rights in, its Collateral, free from any lien or security interest in favor of any other person or entity, other than Permitted Liens under the Loan Agreement.
(e)The New US Borrower hereby represents and warrants that the information with respect to the New US Borrower set forth on the Supplemental Schedules attached hereto as Exhibit A is true and correct in all material respects as of the date of this Joinder. The Supplemental Schedules attached hereto as Exhibit A are hereby incorporated into the Loan Agreement as if originally set forth therein as supplements to the existing Schedules to the Loan Agreement.
Section3Amendments to the Loan Agreement. Subject to the terms and conditions hereof, the Loan Agreement is amended as follows:
(a)The seventh whereas clause in the recitals of the Loan Agreement is hereby amended by amending and restating item (ii) as follows:
“(ii) a Secured Term Loan in the principal amount of $425,000,000 (the “Secured Term Loan”) in accordance with the terms of that certain Credit Agreement of even date herewith among Westmoreland Parent, Bank of Montreal, as administrative agent, and the lenders party thereto (the “Term Loan Credit Agreement”).”
(b)The definition of “Interest Expense” set forth in Section 1 of the Loan Agreement is hereby amended by amending and restating the last sentence of item number “(9)” of such definition as follows:
“Notwithstanding the foregoing, the aggregate Interest Expense shall be allocated among the Canadian Borrowers and the US Borrowers on a percentage basis for each calendar year as follows:

Computation dates within the following year:	Canadian Interest Expense	US Interest Expense
2014	30%	70%
2015	40%	60%
2016	52.50%	47.50%
2017	65%	35%
2018	80%	20%

(c)The definition of “Permitted Acquisition” set forth in Section 1 of the Loan Agreement is hereby amended by deleting the period at the end of the text following subclause (m) and by adding thereto “; and” and adding the following letter “(n)” and text to the definition immediately after letter “(m)”:
“(n)    prior to the closing of such Acquisition, the Borrowers shall deliver to the Lenders the Bank of the West Social Responsibility Questionnaire with respect to the Person acquired and shall receive Bank of the West’s approval of all information set forth therein, in form and substance satisfactory to the Lenders in their sole discretion.”
(d)The definition of “Secured Term Loan” set forth in Section 1 of the Loan Agreement is hereby amended by amending and restating such definition to read as follows:

“Secured Term Loan shall mean the term loan incurred pursuant to the Secured Term Loan Credit Agreement in an aggregate principal amount not to exceed $425,000,000.”
(e)The definition of “US Fixed Charges” set forth in Section 1 of the Loan Agreement is hereby amended by amending and restating such definition to read as follows:

“US Fixed Charges shall mean for any period, without duplication, scheduled payments of principal during the applicable period with respect to all indebtedness of the US Borrowers for borrowed money, plus scheduled payments of principal during the applicable period with respect to all Capital Lease obligations of the US Borrowers plus scheduled payments of cash interest during the applicable period with respect to all indebtedness of the US Borrowers for borrowed money including Capital Lease obligations. Notwithstanding the foregoing, interest and required payments of principal for the US Borrowers (collectively, “Principal and Interest Payments for US Borrowers”) for the quarterly period ending December 31, 2014 shall be calculated as follows: Principal and Interest Payments for all US Borrowers (excluding $4,500,000 of Principal related to outstanding term debt of Westmoreland Mining until such time as such debt is paid in full for the trailing twelve months ended December 31, 2014), less interest expense in the amount not to exceed $25,000,000 related to the early payment of interest in connection with the Secured Term Debt during December 2014.”
(f)The definitions of the terms “US Borrower”, “US Borrowers” and “US Loan Party” contained in the Loan Agreement are hereby amended to include and refer to the New US Borrower.

(g)Section 13.1 of the Loan Agreement is hereby amended and restated to read as follows:

“13.1    Guaranties. Borrowers shall not, and shall not permit any other Borrower to assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except for (i) guarantees from any Borrower in respect of obligations owed by another Borrower (other than WCC BV), to the extent such obligations are permitted to be incurred under this Agreement, (ii) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business or (iii) as permitted by Section 13.13 hereof.”
(h)Section 13.4 of the Loan Agreement is hereby amended and restated to read as follows:

“13.4 Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business. Except as described on Schedule 13.4 hereto and as provided in this Section 13.4, the Borrowers shall not, and shall not permit any other Borrower to (i) enter into any merger or consolidation; (ii) change the jurisdiction of any Borrower’s organization or enter into any transaction which has the effect of changing any Borrower’s jurisdiction of organization; (iii) sell, lease or otherwise dispose of any of its assets other than the sale, lease or dispositions of assets (a) in the ordinary course of business, (b) that are no longer used or useful in the conduct of such Borrower’s business, (c) from one Borrower to another Borrower, (d) the purchase by Westmoreland Parent of Oxford GP in accordance with the Oxford Purchase Agreement, the Initial Oxford Dropdown and the other transactions described in and contemplated under the Oxford Purchase Agreement, (e) the sale by WRI of 99.99% of the Equity Interests in Absaloka in connection with Indian Coal Tax Credit Transactions, in each case, in accordance with the terms thereof or (f) which are set forth in items (1)-(13) in the definition of Asset Sales; (iv) enter into any Acquisition other than (a) Permitted Investments and (b) upon at least 10 days’ notice to Administrative Agent, subject Acquisitions by one or more Borrowers (other than WCC BV) of the assets, stock or other equity interest of one or more other Borrowers located within the same country of corporate organization (provided, however, that any Borrower organized in Canada may merge with any Borrower organized in the United States to the extent that the Borrower organized in the United States is the survivor); or (v) enter into any other transaction outside the ordinary course of the Borrowers’ business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest (other than the purchase, redemption or retirement of any Borrowers stock held by officers, directors or employees or former officers directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service pursuant to any employee benefit plan or agreement or awarded to an employee to pay for the taxes payable by such employee upon such grant or award or the vesting thereof, in all cases, in an amount not to exceed $500,000 in the aggregate in any fiscal year), and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest, other than pursuant to any employee benefit plan or agreement. Except in connection with any transaction described on Schedule 13.4 hereto or in connection with a Permitted Acquisition (provided that the Borrowers comply with the provisions of Section 12.12 herein), the Borrowers shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person other than another Borrower without the prior written consent of Administrative Agent. Notwithstanding the foregoing, the Borrowers may from time to time make MLP Asset Transfers, MLP Equity Transfers and Permitted GP Transfers (and form any Subsidiary for the purpose of making an MLP Equity Transfer of all or part of the outstanding and issued Equity Interest of such Subsidiary upon approval by the Lenders as to the treatment and transfer of all underlying liabilities or a representative pro rata portion of such liabilities in the case of a transfer of less than 100% of the equity in connection with a MLP Equity Transfer) associated with the entity whose equity or assets are associated with such transfer in the case of the formation and/or investment in any joint venture) (each a “Disposition”), provided at least thirty (30) days prior to such Disposition, the Borrowers shall deliver a compliance certificate to the Administrative Agent (in form and substance acceptable to the Administrative Agent) certifying to the satisfaction of each of the following conditions (with supporting calculations as required to support such certifications, which shall be acceptable to the Administrative Agent): (A) no Default or Event of Default exists or would be caused by such Disposition, (B) the Canadian EBITDA and the US EBITDA of all of the remaining Borrowers, determined on a pro-forma basis for the Canadian Borrowers and the US Borrowers after giving effect to the contemplated Disposition, is sufficient to satisfy the Fixed Charge Coverage ratios set forth in Section 14.1 herein, for each of the testing periods for each of the trailing twelve months following such transfer, (C)  the consideration received by Borrowers in connection with any Permitted MLP Transfer (including any limited partnership units in Oxford determined based on the closing price on the applicable national trading exchange for such limited partnership units received in exchange thereof as of the date of such transfer) must be in excess of the greater of (x) five (5) times the EBITDA (determined on a basis consistent with US EBITDA or Canadian EBITDA, as applicable) of the Borrower whose assets are subject to Disposition for the most recent trailing twelve month period (provided, however, if the Borrowers enter into any joint venture associated with a Permitted MLP Transfer which includes the transfer of the equity or the assets of the underlying Borrower the subject of such Permitted MLP Transfer of less than one hundred percent (100%) of such equity or assets, EBITDA for such purposes shall be calculated on a pro rata basis equal to the percentage of the EBITDA of the Borrower whose assets or equity is subject to transfer) and (y) the book value (determined in accordance with GAAP) of all Collateral transferred as reflected on the most recent balance sheet of the Borrowers, (D) at least fifty percent (50%) of the consideration received for such Disposition must be paid in cash, (E) all liabilities associated with such Borrower subject to such Disposition must be assumed by the transferor in connection with such Disposition, (F) all proceeds from such Disposition constituting Collateral hereunder shall be utilized to repay all outstanding Revolving Loans (with a permanent reduction of the Revolving Loan Commitments to the extent deemed necessary by the Administrative Agent) upon receipt, with all remaining proceeds utilized to repay the Secured Term Debt, and (G) the Borrowers have Excess Availability of at least $20,000,000 under the US Revolving Loan Commitment and $15,000,000 under the Canadian Revolving Loan Commitment, plus cash on deposit after giving effect to such transfer, provided that with respect to the inclusion of any cash balances on deposit, such cash shall be determined after giving effect to all required and/or anticipated payments on the Secured Notes and the Secured Term Loan resulting from such transfer. In addition to the foregoing, the Borrowers shall provide the Administrative Agent with copies of all documentation requested by the Administrative Agent evidencing such Disposition, which will be in form and substance acceptable to the Administrative Agent.”
(i)Section 13.5 of the Loan Agreement is hereby amended and restated to read as follows:

“13.5    Dividends and Distributions. Upon the occurrence and during the continuance of an Event of Default, no Borrower may declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its equity interests other than dividends and distributions to another Borrower hereunder.”
(j)The reference to “Section 12” appearing in Section 18.5 of the Loan Agreement is hereby amended to refer to “Section 17”.

(k)The reference to “Section 18.3” appearing in Section 19.4 of the Loan Agreement is hereby deleted and replaced with “Section 19.4”.

(l)The Schedules attached to the Loan Agreement are hereby amended to include the Supplemental Schedules attached hereto as Exhibit A.

Section4 Effectiveness Conditions. The amendments and other agreements set forth herein shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of the Administrative Agent in its sole discretion:

(a)Receipt by the Administrative Agent from each of the Lenders, the Administrative Agent and Borrowers, of a counterpart of this Joinder signed on behalf of such party; and

(b)Receipt by the Administrative Agent of the documents, instruments, certificates and opinions identified on the closing checklist attached hereto as Exhibit B.

Section5 Representations and Warranties; No Default.

(a)The representations and warranties of the Borrowers set forth in Section 11 of the Loan Agreement shall be deemed made or remade, as applicable, by each Borrower as of the date hereof, except to the extent (i) that such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct as of such earlier date [or (ii) amended by the Supplemental Schedules attached hereto as Exhibit A.]

(b)Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

(i)The execution and delivery by such Borrower of this Joinder and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or contract to which such Borrower is a party or by which the property of such Borrower is bound, or be in violation of, result in a breach of, or constitute with due notice and/or lapse of time a default under any such indenture, agreement or contract, which contravention, violation or breach would reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower (other than Permitted Liens); and

(ii)No Default or Event of Default has occurred and is continuing.

Section6 Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers. The New US Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement, as amended hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on the Administrative Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Obligations. Each Borrower hereby confirms its existing grant to the Administrative Agent, for its benefit and the benefit of the Lenders, of a lien on and security interest in the Collateral. Each Borrower hereby reaffirms that all liens and security interests at any time granted by it to the Administrative Agent, for its benefit and the benefit of the Lenders, continue in full force and effect and secure and shall continue to secure the Obligations. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Administrative Agent’s existing security interest in and liens upon the Collateral. Any and all references to the Loan Agreement in each of the Loan Documents shall be deemed to refer to and include this Joinder.

Section7 Fees and Expenses. Each Borrower agrees to comply with Section 4.3.4 of the Loan Agreement, in connection with the evaluation, negotiation, preparation, execution and delivery of this Joinder. In addition to the foregoing, on or prior to the date hereof, the Borrowers covenant and agree to pay an amendment fee of $100,000 to Administrative Agent for the benefit of the Lenders in accordance with each Lender’s Pro Rata Share of the Commitments, which fee shall be fully earned and non-refundable on the date hereof.

Section8 Insurance and Deposit Accounts.

(a)The Borrowers hereby agree to deliver to Administrative Agent, on or before May 1, 2015 (or such later date as may be agreed to by Administrative Agent in its sole discretion), the following in form and substance reasonably satisfactory to Administrative Agent:

(i)Updated certificate(s) of insurance reflecting property and casualty insurance of New US Borrower, showing Administrative Agent as lenders’ loss payee; and

(ii)Updated lenders’ loss payable clause for all property and casualty insurance showing Administrative Agent as lender’s loss payee; and

(iii)A revised Assignment of Business Interruption Insurance Policy updated for New US Borrower.

(b)The Borrowers hereby agree to deliver to Administrative Agent, on or before 30 days following the date hereof, evidence in form and substance reasonably satisfactory to Administrative Agent that the following deposit accounts have been closed: (i) account no. 42234 with North Valley Bank in the name of New US Borrower; and (ii) account nos. 01899625394, 01892318226 and 01892318239 with Huntington Bank each in the name of New US Borrower.

Section9 Miscellaneous.

(a)Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Administrative Agent all such documents, assignments, financing statements and other documents as the Administrative Agent may reasonably require from time to time, to effectuate and implement the purposes of this Joinder and the other Loan Documents.

(b)This Joinder shall be binding on and shall inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and (to the extent permitted under the Loan Agreement) assigns. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor or incidental beneficiary.

(c)Wherever possible, each provision of this Joinder shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Joinder shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Joinder.

(d)The headings of any paragraph of this Joinder are for convenience only and shall not be used to interpret any provision hereof.

(e)This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned. Receipt of an executed signature page to this Joinder by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.

(f)No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(g)The terms and conditions of this Joinder shall be governed by and construed in accordance with the internal laws of the State of Illinois excluding conflict of laws statutes or common law principles that would result in the application of laws other than the internal laws of the State of Illinois.

(h)EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THE EXECUTION OR ACCEPTANCE OF THIS JOINDER, WAIVES ITS AND THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS JOINDER, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Joinder and First Amendment to Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Joinder and First Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

EXISTING US BORROWERS:	WESTMORELAND COAL COMPANY, a Delaware corporation By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
WESTMORELAND ENERGY LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND - NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WEI-ROANOKE VALLEY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND - ROANOKE VALLEY, L.P., a Delaware limited partnership By: WEI-Roanoke Valley, Inc., its general partner By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

EXISTING US BORROWERS:
WESTMORELAND PARTNERS, a Virginia general partnership
By: Westmoreland-Roanoke Valley, L.P., its general partner
By: WEI-Roanoke Valley, Inc.,
its general partner

By: /s/ Samuel N. Hagreen
Samuel N. Hagreen
Secretary

By: Westmoreland-North Carolina Power, L.L.C., its general partner
By: /s/ Samuel N. Hagreen
     Samuel N. Hagreen
     Secretary

WESTMORELAND RESOURCES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND KEMMERER, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

EXISTING US BORROWERS:	WRI PARTNERS, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WCC LAND HOLDING COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND CANADA LLC, a Delaware limited liability company By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND MINING LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTERN ENERGY COMPANY, a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

EXISTING US BORROWERS:	TEXAS WESTMORELAND COAL CO., a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND SAVAGE CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
DAKOTA WESTMORELAND CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
CANADIAN BORROWERS:
WESTMORELAND CANADIAN INVESTMENTS, L.P., a limited partnership organized and existing under the laws of the Province of Quebec
By: Westmoreland Canada LLC,
          its general partner

By: /s/ Jennifer S. Grafton
     Jennifer S. Grafton
     Secretary

WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

CANADIAN BORROWERS:	WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
COAL VALLEY RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
PRAIRIE COAL LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary
WILLOWVAN MINING LTD., a corporation organized and existing under the laws of the Province of Saskatchewan By: /s/ Jennifer S. Grafton Jennifer S. Grafton Secretary

POPLAR RIVER COAL MINING PARTNERSHIP, a partnership organized and existing under the laws of the Province of Saskatchewan
By: Prairie Mines & Royalty ULC,
        its partner

By: /s/ Jennifer S. Grafton
     Jennifer S. Grafton
     Secretary

WCC BV:
WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands
By: /s/ Jennifer S. Grafton
Jennifer S. Grafton
Managing Director A
By: /s/ R.H.W. Funnekotter
R.H.W. Funnekotter
Managing Director B

NEW US BORROWER:	BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company By: _____________________ Name: ___________________ Title: ____________________

ADMINISTRATIVE AGENT AND A LENDER:	THE PRIVATEBANK AND TRUST COMPANY By: /s/ Douglas Colletti Douglas Colletti Managing Director

LENDER:	BANK OF THE WEST By: ______________________ Name: ____________________ Title: _____________________

EXHIBIT A
Supplemental Schedules to Loan Agreement for the New US Borrower
(See attached)

EXHIBIT B
Closing Checklist
(See attached)